UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 8, 2005

Date of Report (Date of earliest event reported)

Harrah’s Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Harrah’s Court
Las Vegas, Nevada 89119
(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  8.01.     Other Events.

On July 8, 2005, Harrah’s Operating Company, Inc. (“Harrah’s Operating”), a subsidiary of Harrah’s Entertainment, Inc. (the “Registrant”), announced the commencement of a consent solicitation in connection with the proposed amendments to the indentures relating to the following outstanding debt securities in the aggregate principal amount outstanding of $3,525,000,000 (collectively, the “Notes”):

•       8.50% Senior Notes due 2006;

•       7.50% Senior Notes due 2009;

•         7.0% Senior Notes due 2013;

•         7.875% Senior Subordinated Notes due 2005;

•         9.375% Senior Subordinated Notes due 2007;

•         8.875% Senior Subordinated Notes due 2008;

•         7.875% Senior Subordinated Notes due 2010;

•         8.125% Senior Subordinated Notes due 2011; and

•         Floating Rate Contingent Convertible Senior Notes due 2024.

The Notes were originally issued by Caesars Entertainment, Inc. (“Caesars”). Upon consummation of the merger of Caesars with and into Harrah’s Operating, Harrah’s Operating assumed all of Caesars’ obligations under the Notes and the indentures governing the Notes.  A copy of the Registrant’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

If approved by the requisite bond holders, the proposed amendments would allow the consolidated annual audited financial statements of the Registrant and its subsidiaries, and the periodic and other reports filed by the Registrant with the Securities and Exchange Commission, to satisfy the requirement for Harrah’s Operating to deliver consolidated annual audited financial statements and such periodic and other reports to the respective trustees. If the required consents are received, the Registrant will also fully and unconditionally guarantee the Notes.

Item 9.01.      Financial Statements and Exhibits.

(c)	Exhibits

	99.1	Press Release dated as of July 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date:	July 12, 2005	By:	/s/ Stephen H. Brammell
Stephen H. Brammell
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Document Description

99.1	Press Release dated as of July 8, 2005.